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                                 DEMAND NOTE



$___________________                                   _________________, 199__


     FOR VALUE RECEIVED, the undersigned, Ryan Mullaney, promises to pay to the order of USN Communications, Inc. (the "Holder"), on demand, ____________________________________ and No/100 Dollars ($________). Interest on
the unpaid principal balance hereof shall be computed from the date hereof, on a 365-day year basis, for the actual number of days elapsed, at a per annum rate equal to the Prime Rate, and shall be due and payable on demand. "Prime Rate" shall mean the prime rate as reported from time to time in the Wall Street Journal.

     In addition to and not in limitation of the foregoing, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due. No delay on the part of the Holder of this Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by the Holder of this Note.

     The undersigned further agrees that with respect to any and all options of the undersigned to purchase securities of USN Communications, Inc., whether granted before or after the date hereof and whether granted pursuant to a stock option plan maintained by USN Communications, Inc. or otherwise, it shall be a condition of the exercise of any such option, and of the obligation of USN Communications, Inc. to issue securities in respect thereof, that the undersigned shall have made arrangements satisfactory to USN Communications, Inc., in the sole discretion of USN Communications, Inc., for the concurrent or substantially concurrent repayment of all sums due and owing from the undersigned to USN Communications, Inc., including without limitation all sums due and owing with respect to this Note.

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest, notice of dishonor and notice of the existence, creation or nonpayment of all or any of the loans or advances evidenced hereby. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.



Dated:  ______________, 199 ___            _______________________
                                           Ryan Mullaney